UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2024

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
1425 Ohlendorf Road Osceola, AR	72370
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 18, 2024, Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition (the “Maddox Acquisition”) of Maddox Industries, LLC, a Puerto Rico limited liability company (“Maddox Industries”), contemplated by that certain Membership Interest Purchase Agreement, dated as of October 30, 2024 (the “Purchase Agreement”), by and among the Company, Maddox Industries, and Jason Maddox, the sole member of Maddox Industries (the “Seller”).

Pursuant to the terms of the Purchase Agreement, at the closing of the Maddox Acquisition (the “Closing”), the Company purchased all of the issued and outstanding membership interests in Maddox Industries from the Seller in exchange for 3,100,000 shares of the Company’s common stock, par value $0.00001 per share, issued by the Company to the Seller as of the Closing in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering.

The material terms of the Purchase Agreement were previously reported in Item 1.01 of the Current Report on Form 8-K filed on November 5, 2024, with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K on November 5, 2024, and is incorporated into this Item 2.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: December 24, 2024	By:	/s/ Phillip Oldridge
Phillip Oldridge
Chief Executive Officer